Exhibit 99.1
Toast Announces Third Quarter 2026 Financial Results

Added approximately 8,500 net new Locations in third quarter
Annualized recurring run-rate (ARR) grew 24% to $2.5 billion as of September 30, 2026
Net income was $169 million and Adjusted EBITDA was $240 million in third quarter

BOSTON, MA – November 3, 2026 – Toast (NYSE: TOST), the global technology platform built for restaurants and retail businesses, today reported financial results for the third quarter ended September 30, 2026.

“We had another strong quarter: recurring gross profit streams1 grew 27%, GAAP Operating Income margin2 expanded to 26% and we added approximately 8,500 net locations,” said Toast CEO Aman Narang. “With our Fall Release, we expanded Toast IQ Grow and launched Toast IQ Team, moving Toast beyond tools that help operators run their business toward agents that take on the work for them. Our results show our priorities at work, and I’m confident in our path to durable growth for years to come.”

Financial Highlights for the Third Quarter of 2026

•ARR increased 24% to $2.5 billion as of September 30, 2026.
•Total Locations increased 21% to approximately 189,000.
•Gross Payment Volume (GPV) increased 20% to $61.8 billion.
•Subscription services and financial technology solutions gross profit grew 29% to $630 million. Non-GAAP subscription services and financial technology solutions gross profit grew 27% to $642 million.
•Operating income was $165 million in Q3 2026 compared to $84 million in Q3 2025.
•Net income was $169 million in Q3 2026 compared to $105 million in Q3 2025. Adjusted EBITDA was $240 million in Q3 2026 compared to $176 million in Q3 2025.
•Diluted earnings per share was $0.29 in Q3 2026 compared to $0.16 in Q3 2025.
•Net cash provided by operating activities was $198 million and Free Cash Flow was $181 million in Q3 2026. These compared to net cash provided by operating activities of $165 million and Free Cash Flow of $153 million in Q3 2025.

Percentages may not tie due to rounding. Growth rates refer to year over year comparisons unless otherwise specified. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Executive Leadership Update

President and Chief Financial Officer Elena Gomez has made the decision to step away from her role at the end of the calendar year. Gomez has been at Toast for five and half years; she led the company through its 2021 IPO and has guided Toast through a transformative period of significant growth and profitability. Toast Senior Vice President of Finance Michael Senno will succeed Gomez as the Chief Financial Officer effective January 1, 2027, at which point Gomez will serve in an advisory role as a non-executive employee through July 2, 2027 to support a smooth transition.

“Elena has been an exceptional partner to me and has played a critical role in shaping Toast’s success and financial strategy over the last five and a half years. We’ve scaled this business 6x since we IPO’d in 2021, dramatically improved profitability as the business has scaled, and built out the team and product lines to continue to drive durable growth over the long term. We wouldn’t be here without Elena’s contributions and leadership that have helped drive such incredible results,” said Narang. “As we turn to a new chapter, I’m thrilled for Michael Senno to become Toast’s next Chief Financial Officer at the start of the year. He knows Toast’s
1Toast considers Non-GAAP subscription services and financial technology solutions gross profit to be its recurring gross profit streams.
2Toast calculates GAAP operating income margin by dividing GAAP operating income by its GAAP subscription services and financial technology solutions gross profit.

business inside and out and I have complete confidence in his ability to guide Toast through its next era of growth.”

“Serving as Toast’s President and Chief Financial Officer has been the highlight of my professional career,” said Toast President and CFO Elena Gomez. “It has been a privilege to work for an organization with such a powerful mission alongside an incredible management team. I am proud of what we have built together – taking Toast public, scaling to $2.5B ARR and approximately 189,000 locations globally. It is now time for me to take a break before my next chapter. I have the greatest confidence in the company, and in Michael Senno as Toast’s next CFO. Toast is in a strong financial position and I look forward to watching the team’s continued growth and success.”

“Elena has been a great partner to the Board and executive leadership team throughout a period of strong and profitable growth,” said Mark Hawkins, Chair of the Board of Directors and former President and CFO of Salesforce. “Her leadership, collaboration, discipline, and dedication were central to taking Toast public and scaling the business to where it is today, and the Board supports her personal decision to take a well-deserved break. The Board also congratulates Michael on his promotion to Toast CFO. His deep institutional knowledge, strategic and financial acumen, and trusted leadership make him the ideal choice to be Toast's next CFO, and we look forward to working with him in this new capacity."

Outlook3

For the fourth quarter ending December 31, 2026, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $610 million to $620 million (22-24% growth compared to Q4 2025).
•Adjusted EBITDA in the range of $200 million to $210 million.

For the full year ending December 31, 2026, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $2,375 million to $2,385 million (26% growth compared to 2025, up from 23-25% growth).
•Adjusted EBITDA in the range of $840 million to $850 million (up from $805 million to $825 million).

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.
Recent Business Highlights

•As part of its Fall release, Toast announced more than 20 product updates across the platform, including an expansion of Toast IQ Grow and the introduction of Toast IQ Team, a new labor management solution. Toast IQ Grow adds new SEO, Reviews and Offers agents which are built on each business’s own Toast data to help operators get discovered, win trust and bring guests back. Toast IQ Team puts sales forecasting, a new Scheduling Agent, staff contests, payroll and tip management into one connected solution that helps operators manage labor costs and keep their teams engaged. Together, these launches move Toast further toward an agentic platform that takes on the hardest work of running a restaurant.
•Toast launched Toast Fuel, a new solution built for independent fuel and convenience operators, where an estimated 80% of the fuel bought by consumers in the U.S is sold. With Toast Fuel, operators can run fuel payments, both in-store and at the pump, alongside retail and food service on a single, connected platform. It is designed to help operators run more efficiently and grow their business with Toast IQ insights and Toast IQ Grow.
3A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

•Toast is excited to welcome a number of new restaurant customers, with the breadth of the Toast platform powering beloved brands including Ruby Tuesday, Luke’s Lobster, Hopdoddy and ForFive Coffee, which represent a total of more than 250 locations.
•Toast expanded into Quebec and now operates across all 10 Canadian provinces. The expansion brings Toast's platform to French-speaking restaurants for the first time — alongside its existing support for English, Spanish, and Mandarin.

Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Tuesday, November 3, 2026. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a global technology platform built for restaurant and retail businesses. From the busiest local restaurants and shops to large hospitality brands, Toast helps owners and operators manage their businesses more efficiently, drive guest demand, and build lasting success.

Toast integrates software, agentic AI, payments, financial technology solutions, and hardware with a broad partner ecosystem. Powering billions of purchases throughout local commerce, Toast delivers the precision and innovation required for modern restaurant and retail environments. For more information, visit www.toasttab.com.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about Toast’s expected financial positions or growth, including guidance on financial results for the fourth fiscal quarter and full year of 2026; Toast’s operating strategy and view, including the expected product demand, ability and strategy to deliver innovative solutions, and growth of its business; statements about new products and offerings, including Toast IQ products and Toast Fuel, and the benefits thereof; Toast's expansion into new geographies; Toast’s investments in technology and infrastructure; the anticipated development, timeline, capabilities, performance, benefits, agentic AI and automation features of Toast’s current and future products; arrangements between Toast and its customers, including the planned and future implementation of the Toast platform at such customers’ locations; Toast’s ability to attract and retain customers and the commitments from its customers; competitive positions, financing and capital allocation strategy; and business strategy.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31,

2025, Toast’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2026 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Subscription services	$317	$244	$875	$680
Financial technology solutions	1,619	1,345	4,512	3,703
Hardware and professional services	45	44	132	137
Total revenue	1,981	1,633	5,519	4,520
Costs of revenue:
Subscription services	67	67	191	197
Financial technology solutions	1,239	1,032	3,461	2,855
Hardware and professional services	130	101	357	295
Amortization of acquired intangible assets	2	1	4	3
Total costs of revenue	1,438	1,201	4,013	3,350
Gross profit	543	432	1,506	1,170
Operating expenses:
Sales and marketing	171	144	493	418
Research and development	103	102	309	277
General and administrative	98	102	271	260
Restructuring expenses	6	—	6	8
Total operating expenses	378	348	1,079	963
Operating income	165	84	427	207
Other income:
Interest income, net	12	13	36	36
Change in fair value of warrant liability	(1)	7	6	2
Income before taxes	176	104	469	245
Income tax (expense) benefit	(7)	1	(20)	(4)
Net income	$169	$105	$449	$241
Earnings per share:
Basic	$0.29	$0.18	$0.77	$0.42
Diluted	$0.29	$0.16	$0.74	$0.39
Weighted-average shares used in computing earnings per share:
Basic	579	585	581	580
Diluted	592	609	595	606

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited) (in millions)

	September 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$1,203	$1,353
Marketable securities	682	638
Accounts receivable, net	141	127
Inventories, net	244	114
Other current assets	547	437
Total current assets	2,817	2,669
Property, equipment and right-of-use assets, net	153	132
Intangible assets, net	10	14
Goodwill	113	113
Restricted cash	76	71
Other non-current assets	207	146
Total non-current assets	559	476
Total assets	$3,376	$3,145
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$51	$47
Deferred revenue	76	68
Accrued expenses and other current liabilities	933	854
Total current liabilities	1,060	969
Other long-term liabilities	29	52
Total liabilities	1,089	1,021
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	—	—
Accumulated other comprehensive income (loss)	(4)	2
Additional paid-in capital	3,104	3,384
Accumulated deficit	(813)	(1,262)
Total stockholders’ equity	2,287	2,124
Total liabilities and stockholders’ equity	$3,376	$3,145

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$169	$105	$449	$241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12	13	34	48
Stock-based compensation expense	49	66	158	186
Amortization of deferred contract acquisition costs	28	25	74	73
Credit loss expense	33	26	87	66
Stock-based charitable contribution expense	5	6	5	6
Other non-cash items	4	—	(2)	5
Changes in operating assets and liabilities:
Accounts receivable, net	(7)	(4)	(32)	(20)
Other current assets	(1)	(12)	(31)	(22)
Deferred contract acquisition costs	(55)	(36)	(148)	(109)
Inventories, net	(28)	(1)	(131)	14
Accounts payable	11	(2)	3	11
Accrued expenses and other current liabilities	(20)	(20)	5	(23)
Deferred revenue	(1)	4	8	6
Other assets and liabilities	(1)	(5)	(5)	(15)
Net cash provided by operating activities	198	165	474	467
Cash flows from investing activities:
Capital expenditures	(17)	(12)	(48)	(37)
Purchases of marketable securities	(153)	(90)	(457)	(371)
Proceeds from the sale of marketable securities	33	38	115	135
Purchases of loans classified as held for investment	(65)	—	(145)	—
Proceeds from repayments of loans classified as held for investment	37	—	67	—
Maturities of marketable securities	135	60	296	253
Net cash (used in) investing activities	(30)	(4)	(172)	(20)
Cash flows from financing activities:
Payment of issuance costs of the revolving credit facility	—	—	—	(3)
Change in customer funds obligations, net	(56)	4	1	49
Proceeds from issuance of common stock	18	38	35	78
Cash paid to repurchase Class A common stock	—	(23)	(486)	(54)
Net cash provided by (used in) financing activities	(38)	19	(450)	70
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	—	(2)	3
Net increase (decrease) in cash, cash equivalents, cash held on behalf of customers and restricted cash	129	180	(150)	520
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	1,304	1,425	1,583	1,085
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$1,433	$1,605	$1,433	$1,605
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	1,203	1,357	1,203	1,357
Cash held on behalf of customers	154	172	154	172
Restricted cash	76	76	76	76
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$1,433	$1,605	$1,433	$1,605

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring expenses, acquisition expenses, fair value adjustments on warrant liabilities, gain on warrant extinguishment, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding payments financial technology solutions gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (collectively referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Solutions Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Solutions Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in billions)	2026	2025	% Growth	2026	2025	% Growth
Gross Payment Volume (GPV)	$61.8	$51.5	20%	$173.8	$143.6	21%

	As of September 30,
(dollars in millions)	2026	2025	% Growth
Payments Annualized Recurring Run-Rate	$1,224	$1,014	21%
Subscription Annualized Recurring Run-Rate	1,279	1,002	28%
Total Annualized Recurring Run-Rate (ARR)	$2,503	$2,016	24%

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income	$169	$105	$449	$241
Stock-based compensation expense and related payroll tax	50	70	166	198
Depreciation and amortization	14	15	36	50
Interest income, net	(12)	(13)	(36)	(36)
Change in fair value of warrant liability	1	(7)	(6)	(2)
Termination of leases	—	1	—	1
Stock-based charitable contribution expense	5	6	5	6
Restructuring expenses(1)	6	—	6	8
Income tax expense (benefit)	7	(1)	20	4
Adjusted EBITDA	$240	$176	$640	$470

(1) Restructuring expenses for the three and nine months ended September 30, 2026 include $6 million of severance benefits. Restructuring expenses for the three and nine months ended September 30, 2025 include $— million and $5 million, respectively, of severance benefits and $— million and $3 million, respectively, of stock-based compensation expense.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Gross profit (GAAP):
Subscription services	$250	$177	$684	$483
Financial technology solutions	380	313	1,051	848
Adjustments:
Stock-based compensation expense and related payroll tax	3	4	9	13
Depreciation and amortization	9	12	22	41
Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit	$642	$506	$1,766	$1,385

Non-GAAP Costs of Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Costs of revenue	$1,438	$1,201	$4,013	$3,350
Stock-based compensation expense and related payroll tax	(6)	(9)	(20)	(30)
Depreciation and amortization	(11)	(14)	(28)	(45)
Non-GAAP costs of revenue	$1,421	$1,178	$3,965	$3,275

Non-GAAP Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Gross profit	$543	$432	$1,506	$1,170
Stock-based compensation expense and related payroll tax	6	9	20	30
Depreciation and amortization	11	14	28	45
Non-GAAP gross profit	$560	$455	$1,554	$1,245

Non-GAAP Subscription Services Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Subscription services gross profit	$250	$177	$684	$483
Stock-based compensation expense and related payroll tax	3	4	9	13
Depreciation and amortization	9	11	22	40
Non-GAAP subscription services gross profit	$262	$192	$715	$536

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Financial technology solutions gross profit	$380	$313	$1,051	$848
Stock-based compensation expense and related payroll tax	—	—	—	—
Depreciation and amortization	—	—	—	—
Non-GAAP financial technology solutions gross profit	$380	$313	$1,051	$848

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Hardware and professional services gross profit	$(85)	$(57)	$(225)	$(158)
Stock-based compensation expense and related payroll tax	3	5	11	17
Depreciation and amortization	1	1	1	1
Non-GAAP hardware and professional services gross profit	$(81)	$(51)	$(213)	$(140)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Financial technology solutions gross profit	$380	$313	$1,051	$848
Payments financial technology solutions gross profit	(311)	(255)	(874)	(703)
Non-GAAP non-payments financial technology solutions gross profit	$69	$58	$177	$145

Non-GAAP Sales and Marketing Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Sales and marketing expenses	$171	$144	$493	$418
Stock-based compensation expense and related payroll tax	(13)	(15)	(41)	(46)
Depreciation and amortization	(1)	(1)	(2)	(3)
Non-GAAP sales and marketing expenses	$157	$128	$450	$369

Non-GAAP Research and Development Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Research and development expenses	$103	$102	$309	$277
Stock-based compensation expense and related payroll tax	(18)	(29)	(64)	(73)
Depreciation and amortization	(1)	—	(3)	(1)
Non-GAAP research and development expenses	$84	$73	$242	$203

Non-GAAP General and Administrative Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
General and administrative expenses	$98	$102	$271	$260
Stock-based compensation expense and related payroll tax	(13)	(17)	(41)	(49)
Depreciation and amortization	(1)	—	(3)	(1)
Termination of leases	—	(1)	—	(1)
Stock-based charitable contribution expense	(5)	(6)	(5)	(6)
Non-GAAP general and administrative expenses	$79	$78	$222	$203

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$198	$165	$474	$467
Capital expenditures	(17)	(12)	(48)	(37)
Free cash flow	$181	$153	$426	$430

Sums may not equal totals due to rounding.

TOST-FIN

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Source: Toast, Inc.